ASSET PURCHASE AGREEMENT

                                     BETWEEN

                    MEDIA GENERAL NEWSPAPERS, INC., AS SELLER

                                       AND

                       NEWSPAPER HOLDINGS, INC., AS BUYER





                          Dated as of February 13, 1997




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                                TABLE OF CONTENTS
                                                                                                               Page

                                    ARTICLE 1
                                SALE AND TRANSFER
1.1          The Sale.............................................................................................1
1.2          Excluded Assets......................................................................................4
1.3          Assumption of Obligations and Liabilities............................................................4

                                    ARTICLE 2
                       PURCHASE PRICE CLOSING ADJUSTMENTS
2.1          Purchase Price.......................................................................................5
2.2          Working Capital Settlement...........................................................................6

                                    ARTICLE 3
                                   THE CLOSING
3.1          Time and Place of Closing............................................................................9
3.2          Deliveries by Seller................................................................................10
3.3          Deliveries by Buyer.................................................................................10

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER
4.1          Organization........................................................................................11
4.2          Authority Relative to this Agreement................................................................11
4.3          Noncontravention; Consents and Approvals............................................................11
4.4          Brokers and Finders.................................................................................12
4.5          Title...............................................................................................12

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER
5.1          Organization........................................................................................13
5.2          Authority Relative to this Agreement................................................................13
5.3          Noncontravention; Consents and Approvals............................................................13
5.4          Brokers and Finders.................................................................................14
5.5          Hart-Scott-Rodino...................................................................................14

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES
6.1          Conduct of Business.................................................................................14
6.2          Access to Information...............................................................................15
6.3          Employees and Employee Benefits.....................................................................15
6.4          Consummation of Agreement...........................................................................18
6.5          Public Announcements................................................................................18
6.6          Solicitation of Employees...........................................................................18
6.7          Insurance...........................................................................................19
6.8          Woodbridge Assets...................................................................................19

                                    ARTICLE 7
                     CONDITIONS TO THE OBLIGATIONS OF BUYER
7.1          Representations and Warranties......................................................................20
7.2          Covenants...........................................................................................20
7.3          Certificates........................................................................................20

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                                                                                                               Page


7.4          Certain Proceedings.................................................................................20
7.5          Opinion of Counsel..................................................................................21
7.6          Document Delivery; Other Action.....................................................................21

                                    ARTICLE 8
                     CONDITIONS TO THE OBLIGATIONS OF SELLER
8.1          Representations and Warranties......................................................................21
8.2          Covenants...........................................................................................21
8.3          Certificates........................................................................................22
8.4          Certain Proceedings.................................................................................22
8.5          Opinion of Counsel..................................................................................22
8.6          Document Delivery; Other Action.....................................................................22

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS
9.1          Non-Survival of Representations, Warranties and
             Covenants...........................................................................................22
9.2          Termination.........................................................................................23
9.3          Expenses............................................................................................25
9.4          Amendment and Modification..........................................................................25
9.5          Waiver of Compliance; Consents......................................................................25
9.6          Notices.............................................................................................26
9.7          Assignment..........................................................................................27
9.8          Governing Law.......................................................................................27
9.9          Consent to Jurisdiction, etc........................................................................27
9.10         Counterparts........................................................................................27
9.11         Interpretation......................................................................................27
9.12         Entire Agreement....................................................................................28
9.13         Severability........................................................................................28
9.14         Cooperation With Respect to Like-Kind Exchange......................................................28
9.15         Cooperation With Respect to Tax and Accounting
             Records.............................................................................................28
9.16         Glossary of Defined Terms...........................................................................29
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                                    EXHIBITS


Exhibit A - Publications and Related Assets
Exhibit B - Pre-Closing Statement of Assets  and  Liabilities
Exhibit C - Closing  Date  Statement  of  Assets  and Liabilities
Exhibit D - Assignment and Assumption Agreement
Exhibit E - Seller's Officer's  Certificate
Exhibit F - Opinion  of  Counsel  to Seller
Exhibit G - Buyer's Officer's Certificate
Exhibit H - Opinion of Counsel to Buyer


                                    SCHEDULES


1.1(a)            -        Real Property
1.1(f)            -        Trade Names, Trademarks, Service Marks
1.1(g)            -        Copyrights
4.3(a)            -        Transaction Conflicts

                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement (this "Agreement") is entered into as of this 13th day of February, 1997, between Media General Newspapers, Inc. (formerly known as "Park Newspapers, Inc.), a Delaware corporation ("Seller") and Newspaper Holdings, Inc. a Delaware corporation ("Buyer").

                             PRELIMINARY STATEMENTS

                  A. Seller owns and operates the publications and related assets listed on Exhibit A attached hereto (the
"Newspapers").

                  B. Buyer desires to acquire the ongoing businesses and all of such assets owned by Seller as of the Closing and used directly and exclusively in connection with the operation of the Newspapers consistent with past operations at each of their respective locations (except assets specifically excluded herein), and to assume all of the liabilities related to the Newspapers (except liabilities specifically excluded herein) and Seller desires to sell such businesses and assets, and to assign such liabilities, to Buyer, upon the terms and conditions stated herein.

                  In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                SALE AND TRANSFER

                  1.1 The Sale. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.1 hereof), Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller free and clear of all liens, mortgages or security interests ("Liens"), except as expressly permitted in Section 3.2(a) hereof, all of the assets and properties of Seller, whether real, personal, tangible or intangible, which are owned by Seller and used directly and exclusively in connection with the Newspapers at each of their respective locations consistent with past operations (specifically excepting the Excluded Assets described in Section 1.2 hereof), including all additions thereto through and including the Closing Date, but less all dispositions thereof as permitted pursuant to Section 6.1 hereof through and including the Closing Date, such assets and properties being referred to herein as the "Assets," and including without limitation the following:




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                           (a)      Seller's parcels of real property owned in
fee and used directly and exclusively in the ownership or operation of the Newspapers consistent with past operations, and all buildings, structures and other improvements located thereon, and all easements, rights of way and similar authorizations used directly and exclusively in the conduct of the business and operations of the Newspapers consistent with past operations, including the parcels of real property owned in fee and easements, rights of way and similar authorizations which are described in Schedule 1.1(a);

                           (b)      All of the tangible personal property which
is owned and used directly and exclusively in the conduct of the business and operations of the Newspapers consistent with past operations at each of their respective locations, including furniture, fixtures, machinery, equipment and vehicles (but expressly excluding headquarters assets or property wherever located including, but not limited to, laptop computers and audio/visual presentation equipment);

                           (c)      All contracts, agreements, options, leases
and commitments of Seller which are related to the conduct of the business and operations of the Newspapers, whether oral or written, express or implied, including leases of property used directly and exclusively in the operations of the Newspapers consistent with past operations, rights and interests in and under purchase contracts for new equipment, including purchase price deposits, newsprint agreements (limited, however, to those agreements for the period ending on or before December 31, 1996 and those agreements solely attributable to the Newspapers), advertising sales and newspaper distribution contracts, supplier contracts, advertising service contracts, all service and feature or other information provider contracts and all noncompetition agreements and consulting agreements (all of such contracts, agreements, options, leases or commitments are sometimes referred to herein collectively as the "Contracts");

                           (d)      All orders for the sale of advertising and
subscriptions which relate to the Newspapers;

                           (e)      All permits, licenses and authorizations
issued by local, state and federal authorities, and applications therefor, which are held by Seller or any Newspaper, that are used directly and exclusively in the conduct of the business of any Newspaper consistent with past operations;

                           (f)      All mastheads, trade names, trademarks,
service marks, service names and other similar intangible rights



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and interests,  including,  without limitation,  the trade names, trademarks and service marks described in Schedule 1.1(f) to the extent Seller has rights thereto, and the goodwill associated therewith, which are used directly and exclusively in connection with the business and operations of the Newspapers consistent with past operations;

                           (g)      All artwork, copyrights and other ownership
rights directly and exclusively related to the contents of the Newspapers consistent with past operations, including, without limitation, the copyrights described in Schedule 1.1(g) to the extent Seller has rights thereto, all copies of previously published editions of the Newspapers, the Newspapers' morgue or library and copies of all material files, financial information and all accounting records relating to the assets or operations of the Newspapers and located at any offices or facilities of the Newspapers;

                           (h)      All prepaid taxes (excluding income taxes)
and expenses with respect to the business and operations of the Newspapers;

                           (i)      All inventories of newsprint, ink, film,
photographic paper and plates, spare parts, supplies, fuel and other consumable items used directly and exclusively in connection with the business and operations of the Newspapers consistent with past operations and located at the locations of the Newspapers;

                           (j)      All surety bonds, surety deposits and
security deposits posted by or on behalf of Seller as security for its or the Newspapers' performance of any Contract or obligation to be assumed by Buyer pursuant to this Agreement;

                           (k)      All cash bonds and trust accounts related to
carriers for the Newspapers;

                           (l)     All subscriber, advertiser and trade accounts
receivable due to Seller as a result of the business and operations of the Newspapers prior to the Closing Date; and

                           (m)      Seller's records, files and data used
directly and exclusively in the business and operations of the Newspapers consistent with past operations, including maps, plans, diagrams, engineering data, blueprints and schematics, if any.




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                  1.2      Excluded Assets.  Notwithstanding anything
contained herein to the contrary, the following properties and assets (the "Excluded Assets") shall be retained by Seller and shall not be sold, assigned or transferred to Buyer:

                           (a)      all of Seller's cash in its bank accounts;

                           (b)      except as specifically provided for herein,
any Employee Plan (as defined below);

                           (c)      all tangible personal property disposed of
(not to exceed an amount equal to $10,000) or consumed in the ordinary course of the business of Seller between the date of this Agreement and the Closing Date;

                           (d)      all contracts of insurance and all insurance
plans and the assets thereof and all bonds, letters of credit or similar items and any cash surrender value in regard thereto;

                           (e)      Seller's minute books, stock ledgers and
other books and records that pertain to internal matters of Seller and Seller's account books of original entry with respect to any Newspaper or any Assets, and all original accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of any Newspaper or any Assets, prior to Closing; and

                           (f)      any assets owned by Seller not constituting
Assets, including without limitation, any assets not used directly and exclusively in the business of the Newspapers consistent with past operations and any of Seller's federal or state income taxes receivable (including deferred taxes) or any of Seller's intercompany receivables from affiliates.

                  1.3 Assumption of Obligations and Liabilities. As of, and from and after, the Closing Date, Buyer shall assume, pay, discharge and perform the following:

                           (a) all the  obligations  and  liabilities  of Seller
under, arising out of, or relating to the Contracts, whether arising before or after the Closing, including, without limitation, all obligations and liabilities of Seller to the extent that any adjustment is made or is to be made in connection therewith in Buyer's favor pursuant to Section 2.2 hereof;




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                                      - 5 -



                           (b)      all obligations and liabilities of Seller
attributable to the Newspapers arising out of noncompetition agreements, covenants not to compete, consulting agreements and similar agreements and arrangements, whether oral or written and whether arising before or after the Closing;

                           (c)      all state and local sales or transfer taxes
payable as a consequence of the sale of the assets of the Newspapers contemplated hereby; provided, however that Seller shall be liable for its share of such taxes as provided for in Section 9.3 hereof; and

                           (d)      all other obligations, liabilities, duties,
claims, demands, actions, commitments, costs or expenses, known or unknown, matured or contingent, arising out of, relating to or attributable to the ownership or operation of the Newspapers or the Assets, whether arising before or after the Closing.

                  It is understood and agreed that notwithstanding the foregoing, Buyer is not assuming any of Seller's obligations for federal or state income taxes payable (including deferred taxes) or any of Seller's intercompany obligations with affiliates, including but not limited to intercompany management and accounting fees payable.

                                    ARTICLE 2
                       PURCHASE PRICE CLOSING ADJUSTMENTS

                  2.1      Purchase Price.

                           (a) In  consideration  of One Hundred  Seven  Million
Dollars ($107,000,000) (the "Purchase Price"), at the Closing (as hereinafter defined), Seller agrees to sell, transfer and assign the Assets to Buyer, and Buyer agrees to purchase and accept the Assets and assume the liabilities and obligations referred to in Section 1.3 from Seller. Such Purchase Price shall be paid with the following amounts of cash and/or assets:

                                    (i)     If Buyer does not consummate the
purchase of substantially all of the assets of The Potomac News in Woodbridge, Virginia and certain related newspapers (the "Woodbridge Assets") prior to the Closing, such Purchase Price shall be paid entirely in cash.

                                    (ii) If Buyer  consummates  the  purchase of
the Woodbridge Assets prior to the Closing, such Purchase Price shall be paid by delivery of the Woodbridge Assets pursuant to Section 6.8 hereof, plus cash in the amount of $59,000,000, decreased to



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the extent Buyer is obligated to pay more than  $48,000,000  for the  Woodbridge
Assets at the closing thereof pursuant to working capital or other price adjustments required under the Woodbridge Purchase Agreement (as hereinafter defined), or increased to the extent Buyer is obligated to pay less than $48,000,000 for the Woodbridge Assets at the closing thereof pursuant to working capital or other price adjustments required under the Woodbridge Purchase Agreement.

                           (b)      At the Closing Buyer shall cause the cash
portion of the Purchase Price to be paid to Seller by wire transfer of immediately available funds to a bank account to be designated by Seller.

                  2.2      Working Capital Settlement.

                           (a) For  purposes of this  Agreement,  the  following
terms shall have the following meanings:

                                    (i) "Current  Liabilities"  shall be all the
current liabilities attributable to the operations of the Newspapers, determined in accordance with generally accepted accounting principles ("GAAP") as of 11:59 p.m. on February 13 (the "Adjustment Time") (but expressly excluding any sales or transfer taxes arising as a consequence of the transactions contemplated by this Agreement, except as and to the extent of Seller's obligations in respect thereof as provided for in Section 9.3 hereof), such current liabilities to be determined using the same accounting methods, practices and policies used by Seller prior to the execution of the Agreement and Plan of Merger dated as of July 19, 1996 (as such Agreement may be amended or modified), (the "Merger Agreement") among Media General, Inc., MG Acquisitions, Inc. and Park Acquisitions, Inc., irrespective of the amounts reflected in the financial statements relating to the Newspapers or any changes to such methods practices and policies instituted since the execution of the Merger Agreement (such accounting methods, practices and procedures being referred to as the "Pre-Merger Accounting Practices)"; for purposes of clarification, it is understood and agreed that "Current Liabilities" shall (i) include the amount regularly scheduled and due and payable during calendar year 1997 under the noncompetition agreements, covenants not to compete, consulting agreements and similar agreements or arrangements attributable to the Newspapers being assigned by Buyer under this Agreement and the Assumption Agreement; and (ii) exclude federal and state income taxes payable (including the current portion of deferred income taxes) and intercompany payables with affiliates, including but not limited to intercompany management and accounting fees payable.

                                    (ii)  "Current Assets" shall be the
following, to the extent such items are transferred to Buyer, determined in accordance with GAAP as of the Adjustment Time and using the Pre-Merger Accounting Practices:

                                            (A) Accounts receivable attributable
to the Newspapers; provided that an adequate allowance for doubtful accounts determined in accordance with GAAP shall be made;

                                            (B)     All     prepaid     expenses
attributable to the Newspapers;

                                            (C)  Inventory  attributable  to the
Newspapers;

                                            (D)  Deposits  attributable  to  the
Newspapers classified as current assets; and

                                            (E)   All   other   current   assets
attributable to the Newspapers, excluding cash retained by Seller, federal and state income taxes receivable (including the current portion of deferred income taxes) and intercompany receivables with affiliates;

                   (iii) "Working Capital Deficit" shall mean the amount by which the Current Liabilities exceed the Current Assets.

                   (iv) "Working Capital Surplus" shall mean the amount by which the Current Assets exceed Current Liabilities.

                           (b)      At the Closing, Seller shall prepare and
deliver to the Buyer an estimated Statement of Assets and Liabilities, substantially in the form of Exhibit B attached hereto, as of the Adjustment Time (the "Pre-Closing Statement of Assets and Liabilities") for the Newspapers setting forth the Current Assets and Current Liabilities, as of the Adjustment Time in accordance with the terms of this Agreement; provided that it is understood and agreed that in preparing the foregoing estimate, Seller has used computations as of January 31, 1997, but final adjustments pursuant to subparagraphs (d) and (e) below shall be made as of the Adjustment Time.




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                                      - 8 -



                           (c)      At the Closing, in the event that the Pre-
Closing Statement of Assets and Liabilities has a Working Capital Deficit, Seller shall remit to Buyer's lenders, in accordance with written instructions provided by Buyer to Seller at the Closing, by wire transfer at the Closing an amount equal to such deficit. Conversely, in the event that the Pre-Closing Statement of Assets and Liabilities has a Working Capital Surplus, Buyer shall remit to Seller by wire transfer at the Closing an amount equal to such surplus, subject to the following sentence. At the Closing, if there is a Working Capital Surplus, Buyer shall be required to make payment in respect of such Working Capital Surplus to the extent that the total amount to be paid at Closing by Buyer in respect of (i) the Purchase Price; (ii) Buyer's estimated share of state and local sales and transfer taxes payable by it (taking into account the reimbursement by Seller provided for herein) as a consequence of the sale of the assets of the Newspapers contemplated hereby, as determined pursuant to Section
9.3 hereof; and (iii) the Working Capital Surplus, does not exceed $107,500,000. If the sum of the foregoing amounts in the preceding sentence exceeds
$107,500,000 at Closing, Buyer and Seller shall indicate on the Pre-Closing Statement of Assets and Liabilities the amount of the Working Capital Surplus not paid by Buyer at Closing. Any amount not paid at Closing shall be paid in full by Buyer within 30 days after the Closing by wire transfer of immediately available funds to a bank account to be designated by Seller. Buyer acknowledges and agrees that to the extent it fails to make any such payment in respect of the remaining Working Capital Surplus within such 30 day period, in addition to making payment of such amount, Buyer shall be required to reimburse Seller, immediately upon submission of request therefor by Seller, for all reasonable out-of-pocket legal fees or other expenses incurred by Seller in enforcing Buyer's promise to pay such amount.

                           (d)      Within sixty (60) days after the Closing,
Buyer shall prepare a Statement of Assets and Liabilities, substantially in the form of Exhibit C attached hereto, as of the Adjustment Time (the "Closing Date Statement of Assets and Liabilities") setting forth the Current Assets and Current Liabilities, as of the Adjustment Time, in accordance with the terms of this Agreement, and submit such statement to Seller for review and approval.

                           (e)      Within thirty (30) days after receipt of the
Closing Date Statement of Assets and Liabilities, Seller shall notify Buyer of any objections Seller may have to the Closing Date Statement of Assets and Liabilities. Without limiting any other provision of this Agreement, Buyer shall grant Seller and its authorized representatives with access during normal business hours, to the books and records of the Newspapers (including the right to make copies thereof) for purposes of permitting Seller to verify the Closing Date Statement of Assets and Liabilities and to determine any objections thereto that Seller may have. In the absence of any such objections, Seller shall be deemed to have approved the Closing Date Statement of Assets and Liabilities for purposes of the adjustment to be made pursuant to this subsection 2.2(e). If Seller notifies Buyer of any such objections, Buyer and Seller shall attempt to resolve such objections in good faith for a period of thirty (30) days from the date of such notice of objections. If any objections of Seller cannot be resolved by Seller and Buyer within such thirty (30) day period, such dispute shall immediately be referred to a mutually satisfactory independent certified public accounting firm of national reputation which has not been employed by any of Seller, Media General, Inc. or Buyer during the one year period preceding the date of such referral, and which has agreed to meet the time deadlines imposed herein. The determination of such firm with respect to such dispute, which shall occur on or prior to ninety (90) days after Seller's receipt of the Closing Date Statement of Assets and Liabilities, shall be conclusive and binding on Seller and Buyer. In the event Buyer and Seller are unable to agree on the selection of such independent certified public accounting firm, the parties shall refer the selection of such firm to the American Arbitration Association, whose selection shall be conclusive and binding on Seller and Buyer. Seller and Buyer shall each pay one-half of the fees of such firm (and the fees, if any, of the American Arbitration Association).

                           (f)      If, based on the Closing Date Statement of
Assets and Liabilities as finally approved, it is determined that the amount, if any, paid by Buyer at the Closing in accordance with subsection 2.2(d) should have been more or less than what was paid on the Closing Date, then within three
(3) days of the final approval of Closing Statement of Assets and Liabilities in accordance with subsection 2.2(e), Buyer or Seller, respectively, shall pay to the other the amount of such underpayment or overpayment.


                                    ARTICLE 3
                                   THE CLOSING

                  3.1      Time and Place of Closing.  Subject to
(a) satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed), on the Closing Date of the closing conditions described in



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                                     - 10 -



Articles 7 and 8, and (b) the provisions of Section 9.2 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Washington, D.C. or at such other place as the parties shall mutually agree, at 10:00 a.m., local time, on February 13, 1997 (the "Closing Date"); provided that Seller shall have the right to require that the Closing take place on the same date as the transfer of the Woodbridge Assets to Buyer; and provided further that in no event shall the Closing take place later than August 13, 1997(the "Termination Date").

                  3.2 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer (or Buyer's lender under subsection 3.2(d) below) the following:

                           (a)      Deeds to the parcels of real property owned
by Seller in fee to be transferred to Buyer hereunder, together with bills of sale of personal property, assignments and other instruments of transfer and conveyance, transferring and assigning to Buyer the Assets, free and clear of all Liens, other than (i) liens for taxes not yet due and payable; (ii) landlord's liens and statutory liens created in the ordinary course of business;
(iii) easements, rights of way, mineral rights or other restrictions (governmental or otherwise) and encumbrances relating to property, which are either of record or which individually or in the aggregate do not materially and adversely affect or interfere with the use of such property in the business and operations of the Newspapers as presently conducted; and (iv) those liens that exist with respect to the Assets as of the Closing under the Merger Agreement;

                           (b)      An Assignment and Assumption Agreement
substantially in the form annexed hereto as Exhibit D attached hereto (the "Assumption Agreement");

                           (c)      The opinions, certificates, consents and
other documents contemplated by Article 7 hereof; and

                           (d)      The Indemnity Agreement dated of even date
herewith, executed by Media General, Inc. and Seller (the
"Indemnity Agreement"); and

                           (e)  Any payments required to be made by Seller to
Buyer's lender under subsection 2.2(c) hereof.

                  3.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

                           (a)      Funds equal to the Purchase Price and any
payments required to be made by Buyer at Closing under subsection
2.2(c) hereof;

                           (b)      The Assumption Agreement; and

                           (c)      The opinions, certificates and other
documents contemplated by Article 8 hereof.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  4.1 Organization. Seller is a corporation duly incorporated and validly existing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties (including, without limitation, the Assets) and to carry on its business as now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or results of operations of the Newspapers taken as a whole (a "Material Adverse Effect").

                  4.2 Authority Relative to this Agreement. Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized and approved by all necessary corporate action by Seller. This Agreement, has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes a legal, valid and binding agreement of Buyer constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                  4.3      Noncontravention; Consents and Approvals.

                           (a)      Except as set forth in Schedule 4.3(a),
assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained pursuant to Section 4.3(b), the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provisions of the certificate or articles of incorporation or bylaws of Seller, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other evidence or instrument of, or agreement relating to, indebtedness to which Seller is a party or by which it or any of its properties or assets are bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions or provisions of any license, agreement or other instrument or obligation to which Seller is a party or by which it or any of its properties of assets is bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (b)      Assuming the accuracy of the representations
and warranties of Buyer set forth in Article V hereof, no filing or registration with, or notification to, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement, except (i) such filings, registrations, notifications, permits, authorizations, consents or approvals that result solely from the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is engaged and (ii) such licenses, permits and other governmental approvals as may be required to permit Buyer to operate the Newspapers.

                  4.4 Brokers and Finders. Neither Seller nor any of its officers, directors, partners or employees has employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Dirks, Van Essen & Associates, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, other than to Dirks, Van Essen & Associates which shall be paid by Seller.

                  4.5 Title. Seller will have good title to all of the Assets owned by it, free and clear of any Liens except for such Liens as may have existed with respect to the Assets as of the closing under the Merger Agreement.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

                  5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to carry on its business as it is now being conducted and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of Buyer taken as a whole. Buyer has delivered to Seller true and correct copies of its articles of incorporation and bylaws as amended to date.

                  5.2 Authority Relative to this Agreement. Buyer has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a legal, valid and binding agreement of Seller constitutes a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                  5.3      Noncontravention; Consents and Approvals.

                           (a)      Assuming that all filings, permits,
authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 5.3(b), the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Buyer,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets are bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not impair the ability of Buyer to consummate the transactions contemplated hereby.

                           (b)      No filing or registration with, or
notification to, and no permit, authorization, consent or approval of, any governmental entity is required by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                  5.4 Brokers and Finders. Neither Buyer nor any of its officers, directors, partners or employees has employed any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement except for Tomlin & Company, Inc., whose fees and expenses shall be paid by Buyer.

                  5.5 Hart-Scott-Rodino. Buyer has prepared and delivered to the United States Federal Trade Commission (the "FTC") a balance sheet in the ordinary course of business which does not include the Woodbridge Assets and has received, based upon such balance sheet, a staff interpretation from the FTC that the Buyer and Seller are not required to file a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

                  6.1 Conduct of Business. Except as specifically provided in this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will conduct the business and operations of the Newspapers in the ordinary course of business. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of Buyer, Seller will not:

                           (a)      sell, transfer, lease, license, pledge,
encumber, mortgage, remove from the premises of any Newspaper or otherwise dispose of, or agree to sell, transfer, lease, license, pledge, encumber, mortgage, remove from the premises of any Newspaper or otherwise dispose of ("Transfer"), any assets or properties, real or personal, used directly and exclusively in the operations of the Newspapers consistent with past operations, except (i) in the ordinary course of business and (ii) for the return to
Seller's   headquarters  of  certain  headquarters  assets,   office  equipment,
furniture and property including, but not limited to, laptop computers and audio/visual presentation equipment;

                           (b)      enter into or renew any agreements,
commitments or contracts relating to the Newspapers, except in the ordinary course of business; or

                           (c)      (i) increase the compensation of any
employees of the Newspapers, except in the ordinary course of business; or (ii) increase the number of employment positions of the Newspapers except in the ordinary course of business.

                  6.2 Access to Information. From the date of this Agreement to the Closing Date, Seller will (a) give Buyer and its authorized representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval of Seller, which shall not be unreasonably withheld, to the facilities, personnel and operations of the Newspapers and to all of its books and records relating to the Newspapers and furnish Buyer with such financial and operating data and other information with respect to the business operations of the Newspapers as Buyer may from time to time reasonably request; provided, that any inspection of properties or discussion with personnel shall occur only if a representative of Seller is present. Buyer shall hold, and shall cause its employees, agents and representatives to hold, in strict confidence all such information, including, without limitation, in the event of termination of this Agreement. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operations of the business of Seller or the Newspapers.

                  6.3 Employees and Employee Benefits. The following provisions shall act exclusively for the benefit of the parties to this Agreement and not for the benefit of any other person or entity:

                           (a)  Effective  as of the Closing  Date,  Buyer shall
offer employment to each employee of Seller who is employed at any Newspaper immediately prior to the Closing Date (collectively, the "Assumed Employees"). Except as otherwise provided in this Section 6.3 or as any employment agreement between Buyer and any Assumed Employee may otherwise require, Buyer shall offer employment to the Assumed Employees on terms and conditions that are substantially similar in the aggregate to the terms and conditions of employment of such employees with Seller or its Affiliates as of the Closing Date, including the provision of retirement and health care benefits, if any. Buyer shall assume all contracts of employment of the Assumed Employees and notwithstanding anything in the foregoing to the contrary, to the extent such employment contract assumed hereunder provides for terms and conditions in addition to those referenced in the preceding sentence, Buyer shall assume the terms thereof. Each Assumed Employee shall receive credit for past service with Seller and its predecessors for all purposes under Buyer's benefits plans and compensation arrangements; provided, however, that Buyer shall not be required to provide any Assumed Employee with credit for service with the Seller for purposes of benefit accrual under any defined benefit pension plan sponsored or maintained by Buyer.

                           (b) Buyer  shall offer  health  plan  coverage to all
Assumed Employees and their dependents under the terms and conditions generally applicable to such employees and their dependents with Seller or its affiliates as of the Closing Date. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all Assumed Employees and their dependents covered by Seller's group health plan as of the Closing Date and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee and dependent payments toward deductible and co-payment obligations limits under Seller's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to the Assumed Employees and their dependents.

                           (c)      Buyer shall assume full responsibility and
liability for offering and providing "Continuation Coverage" to any "Qualified Beneficiary" who is covered by a "Group Health Plan" sponsored or contributed to by Seller or any entity required to be combined with Seller (within the meaning of Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code")) and who has experienced a "Qualifying Event" or is receiving "Continuation Coverage" on or prior to the Closing Date. "Continuation Coverage," "Qualified Beneficiary," "Qualifying Event" and "Group Health Plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                           (d)      Buyer shall grant Assumed Employees credit
for and shall assume and be responsible for any liabilities with respect to accrued sick and personal leave and earned vacation time by any Assumed Employees as of the Closing Date.

                           (e)      Buyer agrees that Seller may inform its
employees that Buyer has agreed that the Assumed Employees will be offered employment as provided in this Section 6.3; provided, however, that Buyer shall have the right to approve any written statement to be made by Seller in connection therewith, which approval shall not be unreasonably withheld.

                           (f)      Buyer and Seller hereby agree that, pursuant
to Section 5.01 of Revenue Procedure 96-60, Seller shall be relieved from furnishing Forms W-2 to any Assumed Employee for the calendar year in which the Closing occurs and Buyer shall timely furnish such forms for such year reflecting wages paid and taxes withheld by both Buyer and Seller.

                           (g) Buyer  shall  assume any  liability  of Seller to
provide post-retirement health or death benefits to former employees of the Newspapers.

                           (h)      Buyer covenants that it will not, on or
within ninety (90) days of the Closing Date, take any action or fail to take any action which would cause a Plant Closing or Mass Layoff resulting in Employment Loss at any of the employment sites to be acquired from Seller, as those terms are defined by the Worker Adjustment and Retraining Notification Act, Public Law 100-379 (August 4, 1988)("WARN Act"). Buyer hereby indemnifies and holds harmless Seller from any loss, cost, expense or liability which may be incurred by Seller as a result of any claim made by an employee of any Newspaper pursuant to the WARN Act and which claim results from the failure of Buyer to hire any employees of the Newspapers or from any action by Buyer to dismiss or terminate any employees of Newspapers following the Closing.

                  The following definitions shall be used in this Agreement:

                                    (i)  "Compensation  Arrangement"  shall mean
any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees or former employees of the
Newspapers any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

                  (ii) "Employee Plan" shall mean any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which provides benefits to employees or former employees of the Newspapers and to which Seller or any entity related to Seller (under the terms of Sections 414(b) or (c) of the Code) contributes or which Seller or any entity related to Seller (under the terms of Sections 414(b) or (c) of the Code), sponsors, maintains or otherwise is bound.

                  6.4 Consummation of Agreement. Each of Seller and Buyer will use commercially reasonable efforts to perform or fulfill all other conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as expeditiously as possible. If any event should occur, either within or outside the control of Seller or Buyer that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Seller and Buyer will use their respective commercially reasonable efforts to cure or minimize the same as expeditiously as possible.

                  6.5 Public Announcements. Seller and Buyer will consult with each other before issuing any other press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by law (including without limitation federal securities laws) or court order.

                  6.6 Solicitation of Employees. For a period of five (5) years from the date of this Agreement, neither party hereto nor any of their respective affiliates, agents or representatives shall directly or indirectly solicit or cause or assist in the solicitation of the employment of, or employ, any officer of, or executive, management or other employee of the other party hereto or its subsidiaries or affiliates. For purposes of this Agreement, an affiliate shall mean, with respect to either party, a person, corporation, partnership or other entity that is controlled by, controls, or is under common control with such party.

                  6.7 Insurance. From the date hereof to the Closing Date, Seller will maintain property and casualty insurance on the Assets at levels of coverage at least equal to those in effect with respect to the Newspapers on the date of the consummation of the Merger, and on such other terms and conditions as Seller determines in its sole discretion, including without limitation, that Seller may change its existing insurance policies to adjust the applicable deductibles.

                  6.8      Woodbridge Assets.

                           (a)      Buyer agrees that with respect to the
Woodbridge Assets, except for negotiation and agreement with Garden State Newspapers, Inc. for acquisition of the Woodbridge Assets, which shall be subject to the approval of Seller, it will not (nor will it permit any of its officers, directors, stockholders, affiliates or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into (or authorize) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire (or to dispose of) all or a substantial part of the Woodbridge Assets (or otherwise to acquire, or dispose of, directly or indirectly, the Woodbridge Assets, by means of a stock purchase, merger, consolidation or otherwise).

                           (b) Buyer agrees that it will take all reasonable and
appropriate steps to acquire the Woodbridge Assets from the current owner thereof and to deliver such Woodbridge Assets to Seller, including without limitation, executing an appropriate purchase agreement (the "Woodbridge Purchase Agreement") with the current owner of the Woodbridge Assets and taking such other actions as may be reasonably requested by Seller in connection therewith; provided that Buyer understands and agrees that the terms of the Woodbridge Purchase Agreement shall be subject to the approval of Seller. Buyer further agrees that if it acquires the Woodbridge Assets, it shall be required to convey such assets to Seller on the terms and conditions provided for herein. Buyer acknowledges and agrees that because of the unique nature of the Woodbridge Assets, without limiting any other legal or equitable remedies that may be available to Seller, if Buyer breaches its obligations hereunder, including, without limitation, its obligation to convey the Woodbridge Assets to Seller as contemplated hereunder, Seller shall have the right to specific performance to enforce such obligations and Buyer hereby waives any defense that Seller has an adequate remedy at law.

                           (c)      Upon the Closing, if Buyer shall have
acquired the Woodbridge Assets, Buyer and Seller shall execute such conveyancing documents as Seller shall reasonably request to evidence the transfer of the Woodbridge Assets by Buyer to Seller including, without limitation, a bill of sale, assignments of contracts, deeds and assignment of rights under the Woodbridge Purchase Agreement.

                                    ARTICLE 7
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

                  The obligations of Buyer to purchase the Assets from Seller and to perform its other obligations hereunder to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Buyer:

                  7.1 Representations and Warranties. All representations and warranties of Seller contained herein shall be true and correct on the Closing Date as though such representations and warranties were made as of such date (other than representations and warranties made as of an earlier date, which shall be true and correct as of such earlier date) except for changes expressly permitted by this Agreement and except for inaccuracies that in the aggregate do not constitute a Material Adverse Effect.

                  7.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

                  7.3 Certificates. Seller shall have furnished a certificate of an authorized officer to evidence compliance with the conditions set forth in Sections 7.1 and 7.2 substantially in the form of Exhibit E attached hereto.

                  7.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Buyer or Seller that prohibits or restricts the sale of Assets contemplated hereby.

                  7.5 Opinion of Counsel. Buyer shall have received the favorable opinion of George L. Mahoney, Esq., General Counsel of
Media General, Inc., substantially in the form of Exhibit F attached hereto.

                  7.6 Document Delivery; Other Action. Seller shall have taken the following actions and delivered the following documents, appropriately executed, to Buyer:

                           (a)  Payment by Seller to Buyer's lenders of any
amounts required to be paid by Seller under subsection 2.2(c) hereof;

                           (b)      All documents required to be delivered to
Buyer pursuant to Section 3.2;

                           (c)      Certified copies of the resolutions of the
Board of Directors of Seller authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated hereby; and

                           (d) Certificates of good standing for Seller from its
state of incorporation.

                                    ARTICLE 8
                     CONDITIONS TO THE OBLIGATIONS OF SELLER

                  The obligations of Seller under this Agreement to effect the sale of the Assets to Buyer and to perform its other obligations hereunder to be performed at the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Seller:

                  8.1 Representations and Warranties. All representations and warranties of Buyer contained herein shall be true and correct on the Closing Date as though such representations and warranties were made as of such date (other than representations and warranties made as of an earlier date, which shall be true and correct as of such earlier date) except for changes expressly permitted by this Agreement and except for inaccuracies that in the aggregate would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereunder.

                  8.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

                  8.3 Certificates. Buyer shall have furnished a certificate of an authorized officer to evidence compliance with the conditions set forth in Sections 8.1 and 8.2 substantially in the form of Exhibit G attached hereto.

                  8.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Buyer or Seller which prohibits or restricts the sale of Assets contemplated hereby.

                  8.5 Opinion of Counsel. Seller shall have received the favorable opinion of Robinson, Bradshaw & Hinson, P.A., counsel to Buyer, substantially in the form of Exhibit H attached hereto.

                  8.6 Document Delivery; Other Action. Buyer shall have taken the following actions and delivered the following to Seller, and where documents are involved, the documents shall be appropriately executed:

                           (a)      Payment of the Purchase Price to Seller as
contemplated by Section 2.1 and payment of any other amounts to Seller required to be made by Buyer at Closing as contemplated under subsection 2.2(c) hereof;

                           (b)      All documents required to be delivered to
Seller pursuant to Section 3.3;

                           (c)      Certified copy of the resolutions of the
Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                           (d)      Certificate of good standing from the State
of Delaware issued with respect to Buyer.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

                  9.1 Non-Survival of Representations, Warranties and Covenants. No representations, warranties, covenants or agreements made by any party in this agreement or in documents and instruments delivered pursuant hereto shall survive the Closing, except for the Indemnity Agreement and the agreements specified in Sections 1.3 (and including Buyer's obligations under the
Assumption Agreement), 2.2, 6.3, 6.6, 6.8, 9.3, 9.9 and 9.15 which agreements shall survive until fully discharged or performed. Except in respect of the agreements that survive Closing as provided for in the preceding sentence (and with respect to the breach thereof, the non-breaching party shall have all rights available at law or equity for such breach), after the Closing neither Buyer nor Seller shall have any recourse against the other as a result of the breach of any representation, warranty, covenant or agreement contained herein, any certificate, document or instrument delivered in connection herewith or otherwise arising out of or in connection with the transactions contemplated hereby. Without limiting the foregoing, Buyer acknowledges that it is intimately familiar with the assets of Seller being sold hereunder, and agrees that the Assets are being purchased hereunder on an "as is and where is" basis. In addition, Buyer hereby unconditionally and irrevocably waives and releases any and all actual or potential claims that it may have against Seller (and/or its officers, directors, shareholders or affiliates) regarding any form of representations, warranty, express or implied, of any kind or type, including warranties of fitness, or any other claim of liability against Seller (and/or its affiliates, directors, shareholders or affiliates) of any kind or nature whatsoever, except in respect of agreements stated herein expressly to survive Closing, relating to or in connection with the purchase of the Assets or the transactions contemplated hereby or the operations of the Newspapers.

                  9.2        Termination.

                             (a)     This Agreement may be terminated prior to
Closing:

                   (i) at any time by mutual consent of Seller and Buyer;

                      (ii) by either party, if the Closing
hereunder has not taken place on or before the Termination Date, provided that the party seeking such termination shall not then be in breach of its obligations under this Agreement;

                   (iii) by Seller if all conditions set forth in Article 8 have not been satisfied or waived on or prior to the Closing Date, and Seller is not in breach of its obligations under this Agreement; and

                    (iv) by Buyer if all conditions set forth in Article 7 have not been satisfied or waived on or prior to the Closing Date; and Buyer is not in breach of its obligations under this Agreement.

                             (b)     In the event of termination of this
Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 9.2(a),

                                     (i) prompt  written  notice  thereof  shall
forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                                              (A) None of the parties hereto nor
any of their directors, officers, shareholders, employees, agents or affiliates shall have any liability or further obligation to the other party or any of its directors, officers, shareholders, employers, agents or affiliates pursuant to this Agreement with respect to which termination has occurred, except as stated in Section 9.2(b)(ii) hereof;

                                              (B) All filings,  applications and
other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the agency or other person to which made; and

                                              (C)   Buyer   shall   return   any
information received by Buyer from Seller and will cause all confidential information obtained by Buyer from Seller concerning the Newspapers to be treated as such.

                      (ii) Notwithstanding anything to the
contrary contained in this Agreement, if Seller or Buyer is in breach its respective obligations under this Agreement prior to the date of termination of this Agreement, then and in that event, as appropriate, the following provisions shall apply:

                                              (A)  In  the  event  the   parties
hereto shall fail to close this transaction due to Seller's breach of this Agreement, then Buyer shall have the right to seek all remedies available to it as provided hereunder or at law or equity.

                                              (B)  In  the  event  the   parties
hereto shall fail to close this transaction due to Buyer's breach of this Agreement, then Seller shall have the right to seek all remedies available to it as provided hereunder or at law or equity.

                  9.3 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided that any sales, use, transfer or other similar taxes arising as a consequence of the transactions contemplated by this Agreement shall be paid by Buyer in a timely fashion and Buyer shall, whether on or after the Closing, prepare all necessary returns to be filed in connection with such taxes and Seller shall cooperate with Buyer in preparing such filings; provided further, however, that in respect of the first $200,000 of such sales, use, transfer or other similar taxes, Seller shall be responsible for payment of one-half of such taxes, up to a maximum amount of $100,000. To the extent reasonably practicable, the amount of such taxes shall be determined at Closing and indicated on the Pre-Closing Statement of Assets and Liabilities and payment of such taxes shall be made at Closing to the relevant governmental authorities. If not paid at Closing, Seller shall make payment of its share of such taxes (subject to the limitation of $100,000 provided for herein) to Buyer immediately upon receipt of written evidence from Buyer of its payment of all such taxes. Seller and Buyer shall cooperate in determining the amount of such taxes both at and after Closing.

                  9.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

                  9.5 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.5.

                  9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally or by facsimile transmission or telexed, (ii) three days after being deposited in the mail by registered or certified mail (return receipt requested), postage prepaid, or (iii) one business day after being sent by nationally recognized courier service (receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                     (a) if to Seller:

                         Media General Newspapers, Inc.
                         c/o Media General, Inc.
                         333 East Grace Street
                         Richmond, Virginia  23293
                         Attention:  Mr. J. Stewart Bryan III
                                     Chairman
                         Telecopy :  (804) 649-6898

                         Copies (which shall not constitute notice) to:

                         Media General, Inc.
                         333 East Grace Street
                         Richmond, Virginia  23293
                         Attention: Mr. Marshall N. Morton
                                    Senior Vice President
                                    and
                                    George L. Mahoney, Esq.
                                    General Counsel
                         Telecopy : (804) 649-6898

                         (b) if to Buyer:

                         Newspaper Holdings, Inc.
                         3309 Brighton Place
                         Lexington, Kentucky 40509
                         Attention:                   Mr. Ralph I. Martin
                         Telecopy :                   (606) 252-2234

                         With a copy (which shall not constitute notice) to:

                         Robinson, Bradshaw & Hinson, P.A.
                         One Independence Center
                         101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina  28246-1900
                         Attention:                   Thomas B. Henson, Esq.
                         Telecopy :                   (704) 373-3918

                  9.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as provided in
Section 9.14 with respect to Seller which shall not require any consent, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

                  9.8 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia (but not the laws pertaining to choice of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                  9.9 Consent to Jurisdiction, etc. The parties hereto hereby irrevocably consent to the nonexclusive jurisdiction and venue of any Federal court located in the City of Richmond, Commonwealth of Virginia or to the extent such courts are not available due to lack of jurisdiction, any court in the City of Richmond, Commonwealth of Virginia, in connection with any action or proceeding arising out of or relating to this Agreement. The parties hereto hereby waive personal service of any process in connection with any such action or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party at such other party's address set forth pursuant to Section 10.6 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.

                  9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  9.12 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the documents delivered pursuant to this Agreement embody the entire agreement and
understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. There are no representations, warranties, covenants or agreements made with respect to the Newspapers except as expressly set forth in this Agreement and the Exhibits and Schedules hereto.

                  9.13 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  9.14 Cooperation With Respect to Like-Kind Exchange. Buyer agrees that Seller's transfer of the Assets to Buyer shall, at Seller's election, be accomplished in a manner enabling the transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code. If Seller so elects, Buyer shall cooperate with Seller to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller requests in order to effect the transfer of the Assets in a manner which enables such transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code and Buyer agrees that Seller may assign its rights (but not its obligations) under this Agreement to an escrow agent acting as a qualified intermediary under United States Treasury Regulations, to qualify the transfer of the Assets as part of a like-kind exchange of property within the meaning of Section 1031 of the Code. Seller shall reimburse Buyer for all reasonable out-of-pocket expenses incurred by Buyer in connection with such like-kind exchange.

                  9.15 Cooperation With Respect to Tax and Accounting Records. From and after Closing, Seller and Buyer will cooperate fully, including allowing each other full access to and right to copy documents, examination by any governmental taxing authority or otherwise with respect to the business of the Newspapers or any of the Assets including, but not limited to, furnishing or making available records, files, financial information, accounting records, books of account or other materials (the "Tax Accounting and Records") necessary or helpful (i) for purposes of conducting any internal audit of the operations of the Newspapers for the period during which the party requesting such Tax and Accounting Records owned or controlled the Newspapers, and including, without limitation, in the case of Seller, permitting Seller to establish opening balances at the Newspapers for the period from January 1, 1997 related to its consummation of the Merger Agreement and (ii) for the defense against the assertions of any taxing authority as to any tax returns, tax declarations or tax reports of Buyer, Seller or any of their respective affiliates. Neither Buyer nor Seller will destroy any Tax and Accounting Records for a period of six
(6) years after the Closing Date without having given thirty (30) days prior notice to Seller or Buyer, respectively, and, in the event Seller or Buyer wishes to copy any such records, cooperate in making such records available for such copying, provided arrangements are made for reimbursement of all expenses reasonably incurred as a result of such cooperation.

                  9.16 Glossary of Defined Terms. The following is a list of terms used in this Agreement and a reference to the section hereof in which such term is defined:


      Term                                            Section
      ----                                            -------
Adjustment Time                                       2.2(a)(i)
Agreement                                             Preamble
Assets                                                   1.1
Assumed Employees                                      6.3(a)
Assumption Agreement                                   3.2(b)
Buyer                                                 Preamble
Closing                                                  3.1

      Term                                         Section
      ----                                         -------

Closing Date                                          3.1
Closing Date Statement of                           2.2(d)
Assets and Liabilities
Code                                                6.3(c)
Compensation Arrangement                              6.3
Contracts                                           1.1(c)
Current Assets                                    2.2(a)(ii)

Current Liabilities                                2.2(a)(i)
DOJ                                                   6.4
Employee Plan                                         6.3
ERISA                                                 6.3
Excluded Assets                                       1.2
FTC                                                   5.5
HSR Act                                             4.3(b)

Indemnity Agreement                                 3.2(d)

GAAP                                               2.2(a)(i)
Liens                                                 1.1
Material Adverse Effect                               4.1
Merger Agreement                                   2.2(a)(i)
Newspapers                                        Preliminary
                                                  Statements
Pre-Closing Statement of                            2.2(b)
Assets and Liabilities
Pre-merger Accounting                              2.2(a)(i)
Practices
Purchase Price                                      2.1(a)
Seller                                             Preamble

      Term                                            Section
      ----                                            -------

Tax and Accounting Records                              9.15
Termination Date                                         3.1
Transfer                                               6.1(a)
WARN Act                                               6.3(h)
Woodbridge Assets                                      2.1(a)
Woodbridge Purchase Agreement                          6.9(b)
Working Capital Deficit                              2.2(a)(iii)
Working Capital Surplus                              2.2(a)(iv)

                  IN WITNESS WHEREOF, Seller and Buyer have caused this Asset Purchase Agreement to be signed by their respective duly authorized officers as of the date first above written.

BUYER:

NEWSPAPER HOLDINGS, INC.



By:        ______________________________
           Name :
           Title:


SELLER:

MEDIA GENERAL NEWSPAPERS, INC.



By:        ______________________________
           Name:
           Title:

                                    EXHIBITS
                         to the Asset Purchase Agreement
                                     between
                            Newspaper Holdings, Inc.
                                       and
                         Media General Newspapers, Inc.

                                    EXHIBIT A

                         Publications and Related Assets


Burley, Idaho

         South Idaho Press
         The News Review
         The Sunrise Shopper
         The Wood River Journal
         Sun Valley Dining Guide
         Minidoka County News

Clinton, North Carolina

         The Sampson Independent
         Sampson County Shopping Guide and TV Schedule

Devils Lake, North Dakota

         Devil's Lake Daily Journal
         The Country Peddler

Effingham, Illinois

         Effingham Daily News
         The Weekly Advertiser

Jeffersonville, Indiana

         The Evening News
         Clark County Journal
         Golden Opportunities

Lockport, New York

         Union-Sun & Journal
         Tri-County News

Lumberton, North Carolina

         The Robesonian
         The Robesonian Sunday
         The Robesonian Mid-Weekly
         Bladen Daily Journal
         The Southeastern Times

Macomb, Illinois

         Macomb Daily Journal
         Business News

                               Exhibit A - Page 1

McAlester, Oklahoma

         News Capital & Democrat
         Southeast Oklahoma Shopping News
         Hartshorne Sun

Medina, New York

         The Journal Register
         Eastern Niagra Edition
         Pennysaver
         TV Signals
         Albion Advertiser

Plymouth, Indiana

         The Pilot-News
         Bremen Enquirer
         Bourbon News-Mirror
         Nappanee Advance News
         Farm and Home News

Sapulpa, Oklahoma

         Sapulpa Daily Herald
         Herald Extra

Warner Robins, Georgia

         The Daily Sun
         Sunday Sun
         Daily Sun Extra
         Robins Rev-up




                               Exhibit A - Page 2

                                   EXHIBIT B*

                 Pre-closing Statement of Assets and Liabilities
                              as of Adjustment Time

                       (To be prepared as of Closing Date)

ESTIMATED CURRENT ASSETS:

         Accounts receivable (net of allowance)                         $        XXXXX

         Prepaid expenses                                                        XXXXX

         Inventories                                                             XXXXX

         Deposits                                                                XXXXX

         Other Current Assets (if any)                                           XXXXX

                  TOTAL ESTIMATED CURRENT ASSETS                                 XXXXX

ESTIMATED CURRENT LIABILITIES:

         Accounts payable                                               $        YYYYY

         Accrued expenses                                                        YYYYY

         Subscriptions collected in advance                                      YYYYY

         Other current liabilities (if any)                                      YYYYY

                  TOTAL ESTIMATED CURRENT LIABILITIES                            YYYYY

                                                                                 ZZZZZ


                  ESTIMATED WORKING CAPITAL SURPLUS
                  (amount Buyer owes Seller)                            $

                                            OR

                  ESTIMATED WORKING CAPITAL DEFICIT
                  (amount Seller            owes Buyer)                 $

Amount of Working Capital Surplus not paid by
Buyer at Clsoing (to be paid within 30 days after
Closing by wire transfer)
--------
* Prepared in accordance with GAAP and subject to the applicable provisions of the Asset Purchase Agreement.

                               Exhibit B - Page 1

                                   EXHIBIT C*

                Closing Date Statement of Assets and Liabilities
                              as of Adjustment Time

               (To be prepared within 60 days after Closing Date)

ACTUAL CURRENT ASSETS:

         Accounts receivable (net of allowance)                           $        XXXXX

         Prepaid expenses                                                          XXXXX

         Inventories                                                               XXXXX

         Deposits                                                                  XXXXX

         Other Current Assets (if any)                                             XXXXX

                  TOTAL ACTUAL CURRENT ASSETS                                      XXXXX

ACTUAL CURRENT LIABILITIES:

         Accounts payable                                                 $        YYYYY

         Accrued expenses                                                          YYYYY

         Subscriptions collected in advance                                        YYYYY

         Other current liabilities (if any)                                        YYYYY

                  TOTAL ACTUAL CURRENT LIABILITIES                                 YYYYY

                                                                                   ZZZZZ



ACTUAL WORKING CAPITAL SURPLUS                                            $

                                            [OR]

ACTUAL WORKING CAPITAL DEFICIT                                            $


ADJUSTMENT PAID AT CLOSING                                           $

BALANCE DUE TO BUYER OR SELLER                                       $

--------
* Prepared in accordance with GAAP and subject to the applicable provisions of the Asset Purchase Agreement.

                               Exhibit C - Page 1

                                    EXHIBIT D

                       Assignment and Assumption Agreement


         This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of this ____ day of February, 1997, between Media General Newspapers, Inc. ("Seller") and Newspaper
Holdings, Inc. ("Buyer").

                             PRELIMINARY STATEMENTS:

         A. Buyer and Seller are party to that certain Asset Purchase Agreement dated as of February __, 1997 (the "Purchase Agreement") pursuant to which Buyer will acquire the ongoing businesses and all of such assets owned by Seller as of the date hereof and used directly and exclusively in connection with the operation of the Newspapers consistent with past operations at each of their respective locations (except assets specifically excluded in the Purchase Agreement), and will assume all of the liabilities related to the Newspapers (except liabilities specifically excluded in the Purchase Agreement) and Seller will sell such businesses and assets, and assign such liabilities, to Buyer, upon the terms and conditions stated in the Purchase Agreement. Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

         B. In partial consideration for the assignment of the Assets, the Purchase Agreement requires Buyer to assume, pay, discharge and perform the liabilities and obligations specified below.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and pursuant to the Purchase Agreement, Seller and Buyer hereby agree as follows:

         1. Assignment. Upon the terms and subject to the conditions set forth in the Purchase Agreement, on the date hereof, Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and accepts from Seller free and clear of all liens, mortgages or security interests ("Liens"), except as expressly permitted in Section 3.2(a) of the Purchase Agreement, all of the assets and properties of Seller, whether real, personal, tangible or intangible, which are owned by Seller and used directly and exclusively in connection with the Newspapers at each of their respective locations consistent with past operations (specifically excepting the Excluded Assets described in Section 1.2 of the Purchase Agreement), including all additions thereto through and including the date hereof but less all dispositions thereof as permitted pursuant to

                               Exhibit D - Page 1

Section 6.1 of the Purchase Agreement through and including the date hereof, such assets and properties being referred to herein as the "Assets," and including without limitation the following:

                  (a) Seller's parcels of real property owned in fee and used directly and exclusively in the ownership or operation of the Newspapers consistent with past operations, and all buildings, structures and other improvements located thereon, and all easements, rights of way and similar authorizations used directly and exclusively in the conduct of the business and operations of the Newspapers consistent with past operations, including the parcels of real property owned in fee and easements, rights of way and similar authorizations which are described in Schedule 1.1(a) attached to the Purchase Agreement;

                  (b) All of the tangible personal property which is owned and used directly and exclusively in the conduct of the business and operations of the Newspapers consistent with past operations at each of their respective locations, including furniture, fixtures, machinery, equipment and vehicles (but expressly excluding headquarters assets or property wherever located including, but not limited to, laptop computers and audio/visual presentation equipment);

                  (c) All contracts, agreements, options, leases and commitments of Seller which are related to the conduct of the business and operations of the Newspapers, whether oral or written, express or implied, including leases of property used directly and exclusively in the operations of the Newspapers consistent with past operations, rights and interests in and under purchase contracts for new equipment, including purchase price deposits, newsprint agreements (limited, however, to those agreements for the period ending on or before December 31, 1996 and those agreements attributable solely to the Newspapers), advertising sales and newspaper distribution contracts, supplier contracts, advertising service contracts and all service and feature or other information provider contracts and all noncompetition agreements and consulting agreements (all of such contracts, agreements, options, leases or commitments are sometimes referred to herein collectively as the "Contracts");

                  (d) All orders for the sale of advertising and subscriptions which relate to the Newspapers;

                  (e) All permits, licenses and authorizations issued by local, state and federal authorities, and applications therefor, which are held by Seller or any Newspaper, that are used directly and exclusively in the conduct of the business of any Newspaper consistent with past operations;

                  (f) All mastheads, trade names, trademarks, service marks, service names and other similar intangible rights and

                               Exhibit D - Page 2
interests, including, without limitation, the trade names, trademarks and service marks described in Schedule 1.1(f) of the Purchase Agreement to the extent Seller has rights thereto, and the goodwill associated therewith, which are used directly and exclusively in connection with the business and operations of the Newspapers consistent with past operations;

                  (g) All artwork, copyrights and other ownership rights directly and exclusively related to the contents of the Newspapers consistent with past operations, including, without limitation, the copyrights described in
Schedule 1.1(g) of the Purchase Agreement to the extent Seller has rights thereto, all copies of previously published editions of the Newspapers, the Newspapers' morgue or library and copies of all material files, financial information and all accounting records relating to the assets or operations of the Newspapers and located at any offices or facilities of the Newspapers;

                  (h) All prepaid taxes (excluding income taxes) and expenses with respect to the business and operations of the Newspapers;

                  (i) All inventories of newsprint, ink, film, photographic paper and plates, spare parts, supplies, fuel and other consumable items used directly and exclusively in connection with the business and operations of the Newspapers consistent with past operations and located at the locations of the Newspapers;

                  (j) All surety bonds, surety deposits and security deposits posted by or on behalf of Seller as security for its or the Newspapers' performance of any Contract or obligation to be assumed by Buyer pursuant to the Purchase Agreement;

                  (k) All cash bonds and trust accounts related to carriers for the Newspapers;

                  (l) All subscriber, advertiser and trade accounts receivable due to Seller as a result of the business and operations of the Newspapers prior to the date hereof; and

                  (m) Seller's records, files and data used directly and exclusively in the business and operations of the Newspapers consistent with past operations, including maps, plans, diagrams, engineering data, blueprints and schematics, if any.

         2. Exclusions and Limitations. Notwithstanding anything contained herein to the contrary, the Seller retains and does not sell, assign or transfer the following properties and assets (the
"Excluded Assets") to the Buyer:

                  (a)      all of Seller's cash in its bank accounts;

                               Exhibit D - Page 3

                  (b) except as specifically provided for in the Purchase Agreement, any Employee Plan (as defined in the Purchase
Agreement);

                  (c) all tangible personal property disposed of (not to exceed an amount equal to $10,000) or consumed in the ordinary course of the business of Seller between the date of the Purchase Agreement and the date hereof;

                  (d) all contracts of insurance and all insurance plans and the assets thereof and all bonds, letters of credit or similar items and any cash surrender value in regard thereto;

                  (e) Seller's minute books, stock ledgers and other books and records that pertain to internal matters of Seller and Seller's account books of original entry with respect to any Newspaper or any Assets, and all original accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of any Newspaper or any Assets, prior to Closing; and

                  (f) any assets owned by Seller not constituting Assets, including, without limitation, any assets not used directly and exclusively in the Newspaper business consistent with past operations and any of Seller's federal or state income taxes receivable (including deferred taxes) or any of Seller's intercompany receivables from affiliates.

         3. Assumption. As of, and from and after, the date hereof, Buyer shall assume, pay, discharge and perform, and indemnify and hold Seller harmless from any liabilities, losses, costs and expenses arising out of or in connection with, the following:

                  (a) all the obligations and liabilities of Seller under, arising out of, or relating to the Contracts, whether arising before or after the Closing including, without limitation, all obligations and liabilities of Seller to the extent that any adjustment is made or is to be made in connection therewith in Buyer's favor pursuant to Section 2.2 of the Purchase Agreement;

                  (b) all obligations and liabilities of Seller attributable to the Newspapers arising out of noncompetition agreements, covenants not to compete, consulting agreements and similar agreements and arrangements, whether oral or written and whether arising before or after the date hereof;

                  (c) all state and local sales or transfer taxes payable as a consequence of the sale of the assets of the

                               Exhibit D - Page 4

Newspapers contemplated in the Purchase Agreement; provided, however that Seller shall be liable for its share of such taxes as provided for in Section 9.3 of the Purchase Agreement; and

                  (d) all other obligations, liabilities, duties, claims, demands, actions, commitments, costs or expenses, known or unknown, matured or contingent, arising out of, relating to or attributable to the ownership or operation of the Newspapers or the Assets, whether arising before or after the Closing.

         It is understood and agreed that notwithstanding the foregoing, Buyer is not assuming any of Seller's obligations for federal or state income taxes payable (including deferred taxes) or any of Seller's intercompany obligations with affiliates, including but not limited to intercompany management and accounting fees payable.

         4. Cooperation. In implementation of the foregoing provisions, Buyer shall indemnify Seller and hold Seller harmless from and against any and all obligations and liabilities, including, without limitation, all costs, expenses and attorneys' fees, which Seller may sustain or suffer or to which it may become subject as a result of any threatened, pending or future actions, suits, claims, proceedings, investigations, administrative proceedings, audits, or arbitrations, both known and unknown, without limitation and of any nature, relating to the Assets or the operation of the Newspapers (the "Litigation"), and Buyer shall be obligated to undertake the defense and the cost of defense of the Litigation, subject to the following:

                           (i) Buyer  shall  assume and  control  the defense of
Seller in the Litigation, including the employment of counsel selected by Buyer; Seller shall have the right to employ separate counsel in any such Litigation and to participate in (but not control) the defense of the Litigation, but the fees and expenses of such counsel shall be borne by Seller; provided, however, that if (A) the named parties to any such Litigation (including any impleaded parties) include both Seller and Buyer, (B) Buyer requires that the same counsel represent both Seller and Buyer, and (C) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then Seller shall have the right to retain its own counsel at the cost and expense of Buyer;

                           (ii)  Buyer shall pay all costs and expenses of,
and Seller shall cooperate with Buyer in connection with, the conduct of such defense, and Buyer shall be responsible for any liability assessed against Seller or any settlement reached in the Litigation;

                           (iii)  Seller shall promptly upon its discovery of
facts or circumstances giving rise to a claim for

                               Exhibit D - Page 5
indemnification, including receipt by it of notice of any demand, assertion, claim, action or proceeding (judicial, governmental or otherwise) by any third party, give notice thereof to Buyer, such notice in any event to be given within sixty (60) days from the date Seller obtains actual knowledge of the basis or alleged basis for the right of indemnity or such shorter period as may be necessary to avoid material prejudice to Buyer;

                           (iv)  Seller shall use commercially reasonable
efforts to cooperate with Buyer in Buyer's defense of the Litigation including, without limitation, providing Buyer with access to such personnel, documents and records, and executing such documents, as Buyer may reasonably request in connection with the defense of any Litigation;

                           (v)      Buyer shall not be liable for any settlement
effected by Seller without Buyer's consent except where Seller has assumed the defense because Buyer has failed or refused to do so; and

                           (vi)  if Buyer shall have failed to assume the
defense of any Litigation in accordance with the provisions of this Section 4, then Seller shall have the right to control its defense in the Litigation, and, shall be entitled to indemnification from Buyer hereunder, including the costs, fees and expenses of such defense (including, without limitation, attorneys' costs and expenses).

         5. Purchase Agreement. This Agreement is subject to and controlled by the terms of the Purchase Agreement.

         6. Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if the signatures as all counterparts are upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Assignment and Assumption Agreement as of the date first above written.

NEWSPAPER HOLDINGS, INC.



By:      ______________________________
Its:     ______________________________


MEDIA GENERAL NEWSPAPERS, INC.



By:      ______________________________

                               Exhibit D - Page 6

Its:     ______________________________



                               Exhibit D - Page 7

                                    EXHIBIT E

                         Seller's Officer's Certificate


         This Officer's Certificate is delivered pursuant to Section 7.3 of the Asset Purchase Agreement dated as of February ___, 1997 (the "Purchase Agreement"), by and among Media General Newspapers, Inc. ("Seller"), and Newspaper Holdings, Inc. Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. The undersigned hereby certifies as follows:

         1. As of the date hereof, I am duly appointed or elected and acting ____________ of Seller, and I am providing this Officer's Certificate in such capacity.

         2. All representations and warranties of Seller contained herein are true and correct on the date hereof as though such representations and warranties were made on the date hereof (other than representations and warranties made as of an earlier date, which were true and correct as of such earlier date) except for changes expressly permitted by the Purchase Agreement and except for inaccuracies that in the aggregate do not constitute a Material Adverse Effect.

         3. Seller has performed and complied in all material respects with all covenants and agreements contained in the Purchase Agreement required to be performed or complied with by it on or prior to the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the _____ day of February, 1997.


MEDIA GENERAL NEWSPAPERS, INC.



By:      ______________________________
Its: ______________________________



                               Exhibit E - Page 1

Newspaper Holdings, Inc.
[Closing Date]
Page 1


                                    EXHIBIT F


                                 [Closing Date]




Newspaper Holdings, Inc.
3309 Brighton Place
Lexington, KY  40509

         Re: Asset Purchase Agreement, dated as of February __, 1997, by and between Media General Newspapers, Inc. and Newspaper Holdings, Inc. and Related Documents

Ladies and Gentlemen:

         I am General Counsel for Media General Newspapers Inc., a Delaware corporation ("Seller") and Media General, Inc., a Virginia corporation ("Media General") and have acted as such in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of February ___, 1997 (the "Asset Purchase Agreement"), by and between Seller and Newspaper
Holdings, Inc., a Delaware corporation ("Buyer"). This opinion is being delivered to you pursuant to Section 7.5 of the Asset Purchase Agreement. All capitalized terms used herein but not otherwise defined in this opinion shall have the meanings ascribed thereto in the Asset Purchase Agreement.

         In rendering this opinion, I have reviewed:

         1.       the Asset Purchase Agreement,

         2.       the documents to be delivered by Seller pursuant to
Article 7 of the Asset Purchase Agreement (collectively, the
"Related Documents" and, together with the Asset Purchase
Agreement, the "Transaction Documents"),

         3. the Certificate of Incorporation and Bylaws of Seller (collectively, the "Seller Organizational Documents"),

         4. the records of certain proceedings and actions of Seller, in the forms certified to me by an officer of Seller as being true, correct and complete and to be in effect (without rescission, modification or amendment) on the date of this opinion,

         5.   the records of certain proceedings and actions of Media
General, and


                               Exhibit F - Page 1

Newspaper Holdings, Inc.
[Closing Date]
Page 2


         6. the Indemnification Agreement dated as of February __, 1997, by and among Seller, Buyer, Media General and Community
Newspaper Holdings, Inc.

         I have not reviewed the records of any court.

         In my examination of documents and records, I have assumed, without investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to me as originals, and (iv) the conformity with originals of all documents submitted to me as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. I have also assumed, but not independently verified, that the Transaction Documents, the Indemnification Agreement and all other documents executed by a party other than Seller or Media General were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and are enforceable against such party in accordance with their respective terms.

         With respect to questions of fact, I have relied, without independent inquiry or verification by me, solely upon (a) the representations and warranties set forth in the Asset Purchase Agreement, (b) written and oral representations of officers of Seller and Media General and (c) certificates of public officials, and I do not opine in any respect as to the accuracy of any such facts. I have conducted no independent investigation whatsoever of any factual matter.

         This opinion is limited to the laws of the Commonwealth of Virginia and the federal law of the United States of America insofar as such laws apply (collectively, "Applicable Law"), except that Applicable Law includes only laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Transaction Documents and the Indemnification Agreement and excludes those set forth in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). I express no opinion as to choice of law or conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

         Statements in this opinion as to the legality, validity, binding effect and enforceability of the Transaction Documents

                               Exhibit F - Page 2

Newspaper Holdings, Inc.
[Closing Date]
Page 3


and the Indemnification Agreement are subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally, and to the application of general equitable principles.

         In addition, without limitation of any of the foregoing, I express no opinion herein as to (i) the enforceability of any of the provisions of Section 9.9(Consent to Jurisdiction, etc.) of the Asset Purchase Agreement, (ii) any consents of third parties that may be required in connection with the transfer and assignment of any of the Assets, or the effects of the failure to have obtained any such consents that may be required, (iii) antitrust laws, or (iv) the right, title or interest of Seller in or to any of the Assets.

         Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, I am of the opinion that:

         1. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, other than any jurisdiction in which the failure to so qualify would not have a material adverse effect on Seller or its assets, taken as a whole. Seller has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party.

         2. The execution, delivery and performance by Seller of the Transaction Documents to which it is a party, and the consummation by Seller, to the extent applicable, of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of Seller.

         3. The Transaction Documents to which Seller is a party have been duly and validly executed and delivered by Seller, and the Transaction Documents to which Seller is a party constitute the legal, valid and binding agreements of Seller (to the extent it is a party thereto), enforceable against Seller (to the extent it is a party thereto) in accordance with their respective terms.


                               Exhibit F - Page 3

Newspaper Holdings, Inc.
[Closing Date]
Page 4


         4. Media General is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Media General has the requisite corporate power and authority to execute, deliver and perform the Indemnification Agreement.

         5. The execution, delivery and performance by Media General of the Indemnification Agreement, and the taking by Media General, to the extent applicable, of the actions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of Media General.

         6. The Indemnification Agreement to which Media General is a party has been duly and validly executed and delivered by Media General, and constitutes the legal, valid and binding agreement of Media General, enforceable against Media General in accordance with its terms.

         I express no opinion as to the effect of the violation of any law or regulation that may be applicable to Seller or Media General as a result of the involvement of parties other than Seller or Media General in the transactions contemplated by the Asset Purchase Agreement or Indemnification Agreement, as applicable, because of the legal or regulatory status of such other parties or because of any other facts specifically pertaining to any of them.

         The information set forth herein is as of the date hereof. I assume no obligation to advise you of changes that may thereafter be brought to my attention. My opinions are based on statutory provisions and judicial decisions in effect at the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof nor assume any responsibility to advise you of future changes in my opinions.

         This letter is solely for your information in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and the Indemnification Agreement and is not to be reproduced, quoted in whole or in part or otherwise referred to in any of your financial statements or public releases, nor is it to be filed with any governmental agency or relied upon by any other person or for any purposes whatsoever without my prior written consent; provided however, that the Lenders (as defined in the Indemnification Agreement) may rely on the foregoing opinions solely in connection with the financing

                               Exhibit F - Page 4

Newspaper Holdings, Inc.
[Closing Date]
Page 5


they are providing to Buyer in connection with the transactions contemplated by the Asset Purchase Agreement.

Very truly yours,





                               Exhibit F - Page 5

                                    EXHIBIT G

                          Buyer's Officer's Certificate


         This Officer's Certificate is delivered pursuant to Section
8.3 of the Asset Purchase Agreement dated as of February __, 1997 (the "Purchase Agreement"), between Media General Newspapers,
Inc., and Newspaper Holdings, Inc. ("Buyer"). Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. The undersigned hereby certifies as follows:

         1. As of the date hereof, I am duly appointed or elected and acting ____________ of Buyer, and I am providing this Officer's Certificate in such capacity.

         2. All representations and warranties of Buyer contained herein are true and correct on the date hereof as though such representations and warranties were made on the date hereof (other than representations and warranties made as of an earlier date, which were true and correct as of such earlier date) except for changes expressly permitted by the Purchase Agreement and except for inaccuracies that in the aggregate would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated under the Purchase Agreement.

         3. Buyer has performed and complied in all material respects with all covenants and agreements contained in the Purchase Agreement required to be performed or complied with by it on or prior to the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the _____ day of February, 1997.


NEWSPAPER HOLDINGS, INC.



By:      ______________________________
Its:     ______________________________



                               Exhibit G - Page 1

Media General Newspapers, Inc.
---------------
Page 1


                                    EXHIBIT H



                                 [Closing Date]




Media General Newspapers, Inc.
c/o Media General, Inc.
333 East Grace Street
Richmond, Virginia  23293

         Re: Asset Purchase Agreement, dated as of February __, 1997, by and between Media General Newspapers, Inc. and Newspaper Holdings, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Newspaper Holdings, In ., a Delaware corporation (the "Buyer"), in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of February __, 1997 (the "Asset Purchase Agreement"), by and between Media General Newspapers, Inc., a Delaware corporation (the "Seller"), and Buyer. This opinion is being delivered to you pursuant to Section 8.5 of the Asset Purchase Agreement. All capitalized terms used herein but not otherwise defined in this opinion shall have the meanings ascribed thereto in the Asset Purchase Agreement.

         In rendering this opinion, we have reviewed:

         1.       the Asset Purchase Agreement,

         2.       the documents to be delivered by Buyer pursuant to
                  Article 8 of the Asset Purchase Agreement
                  (collectively, the "Related Documents" and, together with the Asset Purchase Agreement, the "Transaction Documents"),

         3. the Certificate of Incorporation and By-laws of Buyer (collectively, the "Buyer Organizational Documents"), and

         4. the records of certain proceedings and actions of Buyer and its shareholders, in the forms certified to us by an officer of the Buyer as being true, correct and complete and to be in effect (without rescission, modification or amendment) on the date of this opinion.



                               Exhibit H - Page 1

Media General Newspapers, Inc.
---------------
Page 2


We have not reviewed the records of any court.

         In our examination of documents and records, we have assumed, without investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that the Asset Purchase Agreement, the Related Documents and all other documents executed by a party other than Buyer or any of its subsidiaries, were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and are enforceable against such party in accordance with their respective terms.

         With respect to questions of fact, we have relied, without independent inquiry or verification by us, solely upon (a) the representations and warranties set forth in the Asset Purchase Agreement, (b) written and oral representations of officers of Buyer and (c) certificates of public officials, and we do not opine in any respect as to the accuracy of any such facts. We have conducted no independent investigation whatsoever of any factual matter.

         This opinion is limited to the laws of the states of North Carolina and Delaware and the federal law of the United States of America (collectively, "Applicable Law"), except that Applicable Law includes only laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Transaction Documents and excludes those set forth in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). You expressly understand that we are not admitted to the practice of law in the State of Delaware. We express no opinion as to choice of law or conflicts of law rules, or the laws of any states or jurisdictions other than as specified above. We have not considered and express no opinion on the laws of other jurisdictions; we have assumed compliance with all such laws.

         Statements in this opinion as to the legality, validity, binding effect and enforceability of the Transaction Documents

                               Exhibit H - Page 2

Media General Newspapers, Inc.
---------------
Page 3


are subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally, and to the application of general equitable principles.

         In addition, without limitation of any of the foregoing, we express no opinion herein as to (i) the enforceability of any of the provisions of Section
9.9 (Consent to Jurisdiction, etc.) of the Asset Purchase Agreement, (ii) any consents of third parties that may be required in connection with the transfer and assignment of any of the Assets, or the effects of the failure to have obtained any such consents that may be required or (iii) antitrust laws.

         Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, we are of the opinion that:

         1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified as a foreign corporation to transact business, and is in good standing, under the laws of the Commonwealth of Virginia. Buyer has the requisite corporate power and authority to execute, deliver and perform the Asset Purchase Agreement.

         2. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer.

         3. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer and the Transaction to which Buyer is a party constitute the legal, valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms.

         4. Neither Buyer nor Seller nor any other Person (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976) is required to file a Notification and Report Form for Certain Mergers and Acquisitions or any other document with the United States Department of Justice or the United States Federal Trade Commission in connection with the execution, delivery or performance of the Asset Purchase Agreement.

                               Exhibit H - Page 3

Media General Newspapers, Inc.
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Page 4

         We express no opinion as to the effect of the violation of any law or regulation that may be applicable to the Buyer as a result of the involvement of parties other than the Buyer in the transactions contemplated by the Asset Purchase Agreement because of the legal or regulatory status of such other parties or because of any other facts specifically pertaining to any of them.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinions are based on statutory provisions and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof nor assume any responsibility to advise you of future changes in our opinions.

         This letter is solely for your information in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and is not to be reproduced, quoted in whole or in part or otherwise referred to in any of your financial statements or public releases, nor is it to be filed with any governmental agency or relied upon by any other person or for any purposes whatsoever without the prior written consent of a partner of this firm.

Very truly yours,




                               Exhibit H - Page 4